CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Thumzup Media Corporation of our report dated April 29, 2021 relating to our audit of the December 31, 2020 financial statements of Thumzup Media Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
June 10, 2021